UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 14, 2016

A. SCHULMAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3637 Ridgewood Road, Fairlawn, Ohio	44333
(Address of principal executive offices)	(Zip Code)

(330) 666-3751
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 14, 2016, A. Schulman, Inc. (the “Company”) entered into a Separation Agreement and General Release (the “Agreement”) with Bernard Rzepka, the Company’s former President and Chief Executive Officer, providing certain terms and conditions in connection with Mr. Rzepka’s resignations previously announced on August 18, 2016, and the termination effective September 24, 2016 of his Employment Agreement dated December 31, 2014. A copy of the Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein. The following summary of the Agreement is qualified in its entirety by reference to the text of Agreement.

Under the Agreement, Mr. Rzepka will receive the following payments and benefits: (i) $1,706,000 in cash severance payments, with a lump sum payment on the first regular payday following March 25, 2017, in an amount equal to $426,500, and 36 equal semi-monthly installments of $35,541.67 commencing on the first regular payday following March 25, 2017, (ii) two lump sum payments of $853,000 in lieu of cash bonuses, with the payment on the first regular payday following March 25, 2017 and the second payment on the first regular payday following October 31, 2017, (iii) pro-rata vesting of outstanding equity awards granted January 13, 2014, January 9, 2015, and January 13, 2016 which had time-based vesting; (iv) pro rata vesting of outstanding equity awards granted January 13, 2014, January 9, 2015, and January 13, 2016 which had performance-based vesting, subject, however, to achievement of the performance criteria for each performance-based award and then only to the extent of such achievement in accordance with the terms and conditions of the applicable award agreement and the long-term incentive plan under which the grants were awarded, (v) reimbursement for loss incurred in connection with the sale of Employee’s primary residence in the United States in the amount, if any, that the proceeds from such sale (less reasonable selling expenses and commissions not to exceed $38,000), are less than $680,000, so long as such sale occurs within 18 months, (vi) reimbursement in an aggregate amount not to exceed $75,000 for reasonable transition-related expenses incurred by Mr. Rzepka, including but not limited to school tuition transition costs, attorney fees, and tax related professional fees and expenses, (vii) outplacement services as determined by mutual agreement, and (viii) engagement by the Company of Deloitte & Touche LLP for tax advisory and tax return preparation services related directly to Mr. Rzepka’s employment and separation. The Agreement also provides for Mr. Rzepka to receive twelve monthly payments of Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) premiums to provide continuation of medical benefits. To assist in Mr. Rzepka’s repatriation to Germany, as required by his former employment agreement, it was agreed that if Mr. Rzepka determines that employment with an A. Schulman company is required for his participation in Germany’s programs related to social security, retirement and/or health benefits, then tetra-DUR Kunststoff-Produktion Gmbh (“tetra-Dur”), which is an affiliate of the Company, would offer Mr. Rzepka an employment relationship for a fixed-term of 6 months as Consultant, Engineered Composites, EMEA, with compensation of 6,000 EUR per month, less all withholding deductions under the applicable national law.

In exchange for these payments and benefits, Mr. Rzepka provided the Company with a fully effective release of all claims and agreed to continue to comply with, among other things, certain restrictive covenants related to non-solicitation and non-competition contained in his employment agreement.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit Number	Description

10.1	Separation Agreement and General Release dated October 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.

By: /s/ Andrean Horton
Andrean Horton
Executive Vice President and
Chief Legal Officer

Date: October 17, 2016